Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SALE OF SUNOPTA BIOPROCESS INC. TO MASCOMA CORPORATION

Combination creates a leading international biofuels company with extensive capabilities in the production of low-cost cellulosic biofuels

Toronto, Ontario, September 1, 2010 - SunOpta Inc. (“SunOpta”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced the sale of SunOpta BioProcess Inc. (“SBI”) to Mascoma Corporation (“Mascoma”). The combination brings together SBI’s fiber preparation and pretreatment technology with Mascoma’s consolidated bioprocessing (“CBP”) technology, to create a company with comprehensive capabilities for converting non-food cellulose (wood chips, energy crops and organic solid waste) into ethanol and high value co-products.

The combination of Mascoma and SBI results in a company that is well positioned to achieve the industry’s objective of low-cost, sustainable production of transportation fuels from non-food biomass. By integrating SBI’s state-of-the-art fiber preparation and pretreatment technology (known as the upstream component of cellulosic ethanol production) with Mascoma’s consolidated bioprocessing technology (known as the downstream component of cellulosic ethanol production), the new company brings together two core technical competencies essential for the effective conversion of non-food cellulose into ethanol and high-value co-products. In addition to these technical synergies, the combined entity will have operational presence in both the United States and Canada, and an extensive intellectual property position in the cellulosic biofuels sector, with broad coverage of both pretreatment and consolidated bioprocessing technologies.

Both SBI and Mascoma have made significant progress towards commercialization and collectively have development partners in the US, Canada, China, Brazil and South Africa, all of which should benefit from the combination. In early 2010, SBI announced a major contract to supply its fiber preparation and pretreatment technology to one of the largest operators in the new energy sector in China.

The transaction values SBI at approximately $51 million and will be funded via a combination of preferred and common shares in Mascoma. As a result, the combined company will be approximately 73% owned by existing Mascoma shareholders, approximately 18% by SunOpta, and the balance by other SBI shareholders. Jeremy Kendall, Chairman of SunOpta and former Chairman of SBI will join Mascoma’s Board of Directors. Post the transaction, SunOpta will account for its ownership position in Mascoma on a cost basis and as a result will not include the ongoing financial results of Mascoma in operational results.

Mascoma, through its affiliate Frontier Renewable Resources LLC, is currently developing a commercial scale production facility in Kinross, Michigan. The facility is based on technologies developed in Mascoma’s laboratories in Lebanon, New Hampshire and operating in its 57,000 square foot demonstration facility in Rome, New York. The facility will also incorporate technologies developed by SBI from its pilot operations in Waterdown, Ontario and Brampton, Ontario.

“We are pleased to announce this important and strategic acquisition. We share a common vision of solving one of the most important energy problems in the world: enabling a sustainable transportation fuel sector by converting cellulosic biomass to fuel in a low-cost, sustainable way,” said Bill Brady, Chief Executive Officer of Mascoma. “The combined company has extensive commercial experience, with the application of our technologies around the world, and the technology breadth to offer a complete biofuels solution. We believe the combination of Mascoma and SBI significantly advances our capabilities in the cellulosic ethanol field and positions the combined entity for a successful future.”

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “We are very pleased to have entered into this transaction with Mascoma. We believe that Mascoma is the ideal partner for SBI given its leading edge biotechnology in the conversion of non-food biomass into biofuels. This transaction allows SunOpta shareholders to continue to participate in the commercialization of low-cost biofuels and xylitol through an equity investment in Mascoma. More importantly, it allows SunOpta to realize on its stated objective to focus on its core value-added natural and organic foods business. We want to express our sincere appreciation to the SBI team for their years of hard work and dedication and wish them continued success.”

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods and natural health products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically significant vertically integrated business models The Company’s core natural and organic food operations focus on value added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of environmentally friendly industrial materials; and an 18% ownership position in Mascoma Corporation, an innovative biofuels company.

About SunOpta BioProcess Inc.

SunOpta BioProcess Inc. provides a wide range of research, development, engineering and process installation services, and holds patents and patent applications on its proprietary fiber preparation, pretreatment and downstream processes. SBI offices are located in Brampton, Ontario with pilot facilities at this location as well as a second location in Waterdown, Ontario. In early 2010 SBI announced a major contract to supply its fiber preparation and pretreatment technology to one of the largest operators in the corn biochemical processing and new energy sectors in China which is owned by a consortium of leading Chinese companies including one of the largest petrochemical companies in China.

About Mascoma Corporation

Mascoma Corporation is an innovative biofuels company committed to developing environmentally sustainable, low cost, low carbon biofuels from cellulosic biomass. The company’s consolidated bioprocessing method converts non-food biomass feedstocks into cellulosic ethanol through the use of a proprietary process that eliminates the need for costly enzymes and additives. The company’s corporate office and R&D laboratories are based in Lebanon, New Hampshire. Mascoma is producing cellulosic ethanol on a demonstration scale at its facility in Rome, New York. Its affiliate, Frontier Renewable Resources LLC is developing a commercial scale production facility in Kinross, Michigan. For more information, visit www.mascoma.com.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, management’s expectations with respect to the capabilities of the combined company, the anticipated closing date of the transaction, and the perceived benefits of the merger. The terms and phrases “will result”, “expected”, “positions”, “continue”, “realize” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, the current capabilities of each of SBI and Mascoma, technological advancements, government regulations and demand for advanced biofuels. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, general economic conditions, competitive intensity, failures or delays in technological advancements, new government regulations, changes in demand for advanced biofuels, unanticipated increases in costs of production, inability to secure additional financing and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com